UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 232-4489

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 16, 2015, Colt Defense LLC and certain of its subsidiaries and affiliates (collectively the “Company”) entered into a Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Senior DIP Credit Agreement”) dated as of June 16, 2015 with Cortland Capital Market Services LLC (“Cortland”), as agent, and certain lenders party thereto from time to time.  The Senior DIP Credit Agreement provides for a term loan commitment of up to approximately $6.67 million consisting of an initial term loan of approximately $2.00 million and, subject to certain conditions being met, including the entry of certain orders by the bankruptcy court, subsequent additional draws of approximately $1.33 million and $3.33 million.  Under the Senior DIP Credit Agreement, the Company’s obligations are secured by a first-priority security interest in substantially all of its assets (other than intellectual property), including accounts receivable, inventory and certain other collateral, and a second-priority security interest in the intellectual property. The Senior DIP Credit Agreement provides for the accrual of interest at a fixed rate of 12.5% per annum payable in cash monthly in arrears.  The Senior DIP Credit Agreement matures on the earliest of (i) October 14, 2015, (ii) the closing date of the Company’s previously disclosed contemplated Section 363 sale, (iii) the substantial consummation of a plan of reorganization or liquidation filed in the chapter 11 cases that is confirmed by the bankruptcy court and recognized by the Ontario Superior Court of Justice (Commercial List) and (iv) the date of acceleration of the term loan under the Senior DIP Credit Agreement. The Senior DIP Credit Agreement limits the Company’s ability to incur additional indebtedness, make certain investments or restricted payments, pay dividends and merge, acquire or sell assets.  The Senior DIP Credit Agreement requires the Company to comply with financial covenants which primarily relate to limiting the amount of capital expenditures of the Company, maintaining a minimum amount of collateral (measured as the sum of cash and cash equivalents, undrawn commitments under the Senior DIP Credit Agreement and the Term DIP Loan Agreement (as defined below), inventory and accounts receivable, each as determined in accordance with the Senior DIP Credit Agreement) and a minimum amount of inventory.  The Senior DIP Credit Agreement also requires the Company to comply with an approved budget subject to limited variances in respect of its disbursements and receipts.  As of the date of this Current Report on Form 8-K, the Company is in compliance with the financial covenants.

The Senior DIP Credit Agreement also contains customary events of default including, but not limited to, no material litigation or defaults under material contracts and no material adverse change, as well as events of default involving cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), including but not limited to, the Company’s compliance with orders of the bankruptcy court.

Proceeds from the term loan under the Senior DIP Credit Agreement will be used to provide liquidity for the Company, including liquidity to allow the Company to continue to manage its properties and operate its business as debtor-in-possession in accordance with the applicable provisions of the Bankruptcy Code and the orders of the bankruptcy court while implementing the Section 363 sale process; provided that the use of proceeds is limited by a budget that is subject to the approval of the lenders party to the Senior DIP Credit Agreement.

Also on June 16, 2015, the Company entered into a Senior Secured Superpriority Debtor-in-Possession Term Loan Agreement (the “Term DIP Loan Agreement”) dated as of June 16, 2015 with Wilmington Savings Fund Society, FSB (“Wilmington”), as agent, and certain lenders party thereto from time to time.  The Term DIP Loan Agreement provides for a term loan commitment of up to approximately $13.33 million consisting of an initial term loan of approximately $4.00 million and, subject to certain conditions being met, including the entry of certain orders by the bankruptcy court, subsequent additional draws of approximately $2.67 million and $6.67 million. Under the Term DIP Loan Agreement, the Company’s obligations are secured by a first-priority security interest in its intellectual property and a second-priority security interest in substantially all of its assets other than its intellectual property, including accounts receivable, inventory and certain other collateral. The Term DIP Loan Agreement provides for the accrual of interest at a fixed rate of 12.5% per annum payable in cash monthly in arrears. The Senior DIP Credit Agreement matures on the earliest of (i) October 14, 2015, (ii) the closing date of the Company’s previously disclosed contemplated Section 363 sale, (iii) the substantial consummation of a plan of reorganization or liquidation filed in the chapter 11 cases that is confirmed by the bankruptcy court and recognized by the Ontario Superior Court of Justice (Commercial List) and (iv) the date of acceleration of the term loan under the Term DIP Loan Agreement. The Term

DIP Loan Agreement limits the Company’s ability to incur additional indebtedness, make certain investments or restricted payments, pay dividends and merge, acquire or sell assets. The Term DIP Loan Agreement requires the Company to comply with financial covenants which primarily relate to limiting the amount of capital expenditures of the Company, maintaining a minimum amount of collateral (measured as the sum of cash and cash equivalents, undrawn commitments under the Senior DIP Credit Agreement and the Term DIP Loan Agreement, inventory and accounts receivable, each as determined in accordance with the Term DIP Loan Agreement) and a minimum amount of inventory. The Term DIP Loan Agreement also requires the Company to comply with an approved budget subject to limited variances in respect of its disbursements and receipts.  As of the date of this Current Report on Form 8-K, the Company is in compliance with the financial covenants.

The Term DIP Loan Agreement also contains customary events of default including, but not limited to, no material litigation or defaults under material contracts and no material adverse change, as well as events of default involving cases under the Bankruptcy Code, including but not limited to, the Company’s compliance with orders of the bankruptcy court.

Proceeds from the term loan under the Term DIP Loan Agreement will be used to provide liquidity for the Company, including liquidity to allow the Company to continue to manage its properties and operate its business as debtor-in-possession in accordance the applicable provisions of the Bankruptcy Code and the orders of the bankruptcy court while implementing the Section 363 sale process; provided that the use of proceeds is limited by a budget that is subject to the approval of the lenders party to the Term DIP Loan Agreement.

The foregoing description of the Senior DIP Credit Agreement and the Term DIP Loan Agreement do not purport to be complete and each is qualified in its entirety by reference to such agreement filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively.

Item 9.01.             Exhibits.

Exhibit No.	DESCRIPTION
10.1	Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of June 16, 2015, by and among the Company, Cortland, as agent, and certain lenders party thereto from time to time.
10.2	Senior Secured Superpriority Debtor-in-Possession Term Loan Agreement, dated as of June 16, 2015, by and among the Company, Wilmington, as agent, and certain lenders party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC
COLT FINANCE CORP.

By:	/s/ Scott Flaherty
Name:	Scott Flaherty
Title:	Senior Vice President and Chief Financial Officer

Dated:  June 18, 2015